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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED)

                               SEPTEMBER 2, 1998

                            POWELL INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 STATE OR OTHER            COMMISSION               IRS EMPLOYER
 JURISDICTION              FILE NUMBER:             IDENTIFICATION
 OF INCORPORATION:                                  NUMBER:

 NEVADA                    0-6050                   NO. 88-0106100
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                               8550 MOSLEY DRIVE
                           HOUSTON, TEXAS  77075-1180
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE - (713) 944-6900



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ITEM 5.  OTHER EVENTS.

         On September 2, 1998, the Registrant signed a Settlement Agreement with National Westminster Bank plc ("NatWest") to settle all litigation between them regarding completion of a cogeneration project at MacDill Air Force Base in Florida. Under the terms of the Settlement Agreement, the Registrant will pay NatWest $8 million, $7 million of which will be paid at closing.  The remaining $1 million, together with interest at 3% per annum, will be due on
December 31, 1999.  Provided that the Registrant is satisfied with certain due diligence, the settlement is expected to be closed on or before September 10,
1998

         The Registrant will record a charge of approximately $4.7 million net of tax to discontinued operations in its fiscal quarter ended July 31, 1998 in connection with this settlement. The additional amount payable under the Settlement Agreement (net of tax) was accrued in prior periods for anticipated litigation expense.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POWELL INDUSTRIES, INC.
                                          (Registrant)


                                          /s/ J. F. Ahart
                                          ------------------------------------
                                          J. F. Ahart,
                                          Vice President, Chief Financial
Dated: September 2, 1998                  Officer and Secretary